Exhibit 23.4




                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
QVC, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-41440, 33-54365, 33-25105, and 33-56903) on Form S-8 and (Nos.
33-40386, 33-46988, 33-57410, and 33-50785) on Form S-3 of Comcast Corporation
of our report dated March 4, 1994, with respect to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the Form 10-K of QVC, Inc. and subsidiaries for the year ended January 31, 1994 which Form 10-K is incorporated by reference in the Current Report on Form 8-K of Comcast Corporation filed on November 2, 1994. Our report thereon refers to a change in accounting for income taxes.

                                KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
February 24, 1995